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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

The Board of Directors
Bank of Montreal

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 25, 2003 with respect to the consolidated balance sheets of Bank of Montreal as at October 31, 2003 and 2002 and the related consolidated statements of income, changes in shareholders' equity and cash flow for each of the years in the three-year period ended October 31, 2003 included in the Annual Report of Bank of Montreal filed on Form 40-F.

/S/ KPMG LLP                           /S/ PRICEWATERHOUSECOOPERS LLP
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KPMG LLP                                  PricewaterhouseCoopers LLP

February 13, 2004